SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 29, 2017

SECURITY NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in this Charter)

Utah	000-09341	87-0345941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 South 360 West, Salt Lake City, Utah	84123
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 264-1060

 Does Not Apply
(Former name or former address, if changed since last report)

Item 5.07.   Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (the "Annual Meeting") of Security National Financial Corporation (the "Company") was held on June 29, 2017, in Salt Lake City, Utah. As of the record date, there were issued and outstanding 13,194,208 shares of Class A common stock and 2,005,026 shares of Class C common stock, such Class C shares representing a weighted voting total of 20,050,260 Class C common shares, for a combined voting total of 33,244,468 Class A and Class C common shares. At the Annual Meeting there was present or represented by proxy a total of 7,985,091 Class A common shares (or approximately 61% of the outstanding Class A shares) and 1,976,210 Class C common shares (or approximately 99% of the outstanding Class C shares), such Class C shares representing a weighted voting total of 19,762,100 Class C common shares for a combined voting total of 27,747,191 Class A and Class C common shares (approximately 83% of the outstanding Class A and Class C shares). Accordingly, under Article IX of the Company's Articles of Incorporation and the Utah Revised Business Corporation Act, the combined voting total of Class A and Class C common shares was a majority of the outstanding voting total of shares of Class A and Class C common stock and constituted a quorum for the Annual Meeting.

At the Annual Meeting, the Company's stockholders (i) approved the election of Scott M. Quist, John L. Cook, S. Andrew Quist, Gilbert A. Fuller, Robert G. Hunter, M.D., H. Craig Moody, Jason G. Overbaugh and Norman G. Wilbur as directors of the Company; (ii) approved, on an advisory basis, the compensation of the Company's named executive officers; and (iii) approved the amendment to the Company's 2013 Stock Option Plan to authorize an additional 500,000 shares of Class A Common Stock to be available for the issuance under plan, of which up to 250,000 shares of Class C common stock may be issued in place of up to 250,000 shares of Class A common stock.

The results of the voting at the Annual Meeting on the matters submitted to the stockholders are set forth below. It should be noted that at the Company's Annual Stockholders Meeting held on July 2, 2014, the stockholders approved a resolution providing for a 1-for-10 reverse stock split of the Company's Class C common stock and for weighted voting of the Class C common stock. As a result, each share of Class C common stock has weighted voting of ten votes per share and may be converted into one share of Class A common stock. The voting results at the Annual Meeting set forth below reflect the weighted voting for the Class C common shares.

                 1.                To elect three directors to be voted upon by Class A common stockholders voting separately as a class to serve until the 2018 Annual Meeting and until their successors are duly elected and qualified.

Name	Class	Votes For	Votes Withheld

Scott M. Quist	Class A	7,718,248	266,843
John L. Cook	Class A	7,710,185	274,906
S. Andrew Quist	Class A	7,690,618	294,473

2.  To elect the remaining five directors to be voted upon by Class A and Class C common stockholders together to serve until the 2018 Annual Meeting and until their successors are duly elected and qualified.

Name	Class	Votes For	Votes Withheld

Gilbert A. Fuller	Class A	7,708,482	276,609
	Class C	19,744,310	17,790
	Total	27,452,792	294,399

Robert G. Hunter, M.D.	Class A	7,691,732	293,359
	Class C	19,744,310	17,790
	Total	27,436,042	311,149

H. Craig Moody	Class A	7,708,482	276,609
	Class C	19,744,310	17,790
	Total	27,452,792	294,399

Jason G. Overbaugh	Class A	7,690,647	294,444
	Class C	19,762,100	-
	Total	27,452,747	294,444

Norman G. Wilbur	Class A	6,433,882	1,551,209
	Class C	19,762,100	-
	Total	26,195,982	1,551,209

3. To approve, on an advisory basis, the compensation of the Company's named executive officers.

Class	Votes For	Votes Against	Votes Abstaining

Class A	7,696,171	284,298	4,622
Class C	19,762,100	-	-
Total	27,458,271	284,298	4,622

4. To approve the amendment to the Company's 2013 Stock Option Plan to authorize an additional 500,000 shares of Class A common stock to be available for issuance under the plan, of which up to 250,000 shares of Class C common stock may be issued in place of up to 250,000 shares of Class A common stock.

Class	Votes For	Votes Against	Votes Abstaining

Class A	7,447,139	535,926	2,026
Class C	19,762,100	-	-
Total	27,209,239	535,926	2,026

Because the Company recently engaged Deloitte & Touche LLP as the Company's new independent registered public accounting firm, the matter of the appointment of the Company's previous accounting firm was removed from the agenda. At next year's Annual Stockholders' Meeting, stockholders will consider and vote on the ratification of the appointment of the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY NATIONAL FINANCIAL CORPORATION
(Registrant)

Date: July 6, 2017	/s/ Scott M. Quist
Scott M. Quist, Chairman, President
and Chief Executive Officer